Exhibit 99.1

MYOS Signs Exclusive Supply Contract, Plans New Product R&D, With DIL

CEDAR KNOLLS, NJ -- (Marketwired) -- 07/11/13 -- MYOS Corporation (OTCBB: MYOS), a company focused on the discovery, development and commercialization of products that improve human muscle health and performance, today announced that it has signed an exclusive two-year supply contract with the prestigious Deutsches Institut fur Lebensmitteltechnik e.V. ("DIL") -- the German Institute for Food Technologies.

Under the terms of the Contract, DIL will manufacture and supply the Company with the breakthrough formula for its flagship MYO-X product -- the first clinically proven natural myostatin inhibitor. MYOS will benefit from a stable supply of product, manufactured to the highest industry standards by a world class food technology leader, as well as from long-term volume pricing and capitalizing on DIL's global economies of scale.

Further, this strategic alliance strengthens the Company's competitive position, and serves as an important barrier to entry in this emerging field of nutritional technology. Under this exclusive supply relationship, MYOS has secured world class manufacturing for its lead product and established the basis for future DIL research and development on current and new products.

"Execution of this supply contract goes well beyond a traditional manufacturing relationship," said MYOS President and Chief Operating Officer, Peter Levy. "DIL is our strategic partner, as DIL's knowledge provides an important complement to our internal research and development efforts. We are committed to creating a range of new products with DIL and optimizing the methods of manufacturing to ensure the highest product quality while reducing the cost of goods.

MYOS' lead product, MYO-T12, currently sold as MYO-X at leading nutritional retailers, is produced using the revolutionary technology of High Pressure Pasteurization (HPP) which preserves the high quality freshness of the natural ingredients. The use of HPP in MYOS' manufacturing is an example of the technical contributions realized in its relationship with DIL and helps ensure the highest product quality.

"This contract is all the more significant given the excellent traction we are seeing in the marketplace for MYO-X," Mr. Levy added. "We anticipate this growth will accelerate as the public becomes increasingly aware of muscle health and performance."

DIL's current membership is comprised of only 140 distinguished companies including global industry leaders such as H.J. Heinz, Mars, Nestlé, Pepsi, General Mills, Con Agra, and Simplot. DIL is one of the world's finest research facilities developing and implementing new food and nutritional technologies. DIL's stated mission is to develop, "Knowledge for Superior Foods." To learn more about DIL, visit www.dil-ev.de/en/about-us/overview.html.

About MYOS Corporation

MYOS is a developmental stage company focused on the discovery, development and commercialization of products that improve human muscle health and performance. MYOS is the owner of MYO-T12, the first clinically proven natural myostatin inhibitor. Myostatin is a natural regulatory protein, which inhibits muscle growth and recovery. Medical literature suggests that lowering myostatin levels has many potential health benefits including increased muscle mass, healthy weight management, improved energy levels, stimulation of muscle healing as well as treating sarcopenia, a condition of age-related loss of muscle mass. For more information on MYO-T12 and to discover why MYOS is known as "The Muscle Company,"™ visit www.myoscorp.com.

The Company's first commercial product MYO-X, powered by MYO-T12, is distributed by Maximum Human Performance (MHP) and is currently available on popular e-tailer websites including www.mhpstrong.com, www.bodybuilding.com and in specialty retailers including GNC and Vitamin Shoppe and others. MYOS believes that MYO-X, as well as future products it envisions, will redefine existing standards for muscle health.

Forward-Looking Statements

Any statements in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to the successful continued research of MYO-T12 and its effects on myostatin inhibition, including research and development activities with DIL, product and customer demand, the continued growth of repeat purchases, market acceptance of our products, the ability to create new products through research and development, the continued growth in revenue, the ability to generate the forecasted revenue stream and cash flow from sales of MYO-X, the ability to achieve a sustainable profitable business, the effect of economic conditions, the ability to protect our intellectual property rights, the continued growth and expansion of MYO-X in GNC, Vitamin Shoppe and other specialty retail stores, the ability to strengthen our manufacturing relationships and reduce the costs of our products, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, and other factors discussed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Contact

Lindsey Penrose
MYOS VP - Business Development
T: (973) 509-0444
E: Email Contact

Source: MYOS Corporation